Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Going International Holding Company Limited of our report dated May 18, 2023, relating to the consolidated financial statements of Going International Holding Company Limited and Subsidiaries for the years ended September 30, 2022 and 2021, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

December 15, 2023